Exhibit 99.9

February 3, 2006

The Board of Directors

Hughes Communications, Inc.

19 West 44th Street, Suite 507

New York, New York 10036

Re:	Hughes Communications, Inc.’s Registration Statement on Form S-1

Dear Sirs:

I hereby consent to being named in Hughes Communications, Inc.’s (the “Company”) Registration Statement on Form S-1 (File No. 333-130136) (the “Registration Statement”) as a person who will become a director of the Company, and to the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ STEPHEN H. CLARK
Stephen H. Clark